Exhibit 99.1

Gossamer Bio Announces Proposed Concurrent Public Offerings of Common Stock and Convertible Senior Notes due 2027

SAN DIEGO—(BUSINESS WIRE)— May 18, 2020 – Gossamer Bio, Inc. (Nasdaq: GOSS), a clinical-stage biopharmaceutical company focused on discovering, acquiring, developing and commercializing therapeutics in the disease areas of immunology, inflammation and oncology, today announced that it intends to offer, subject to market and other conditions, shares of common stock and convertible senior notes due 2027 (the “notes”) in separate concurrent underwritten public offerings registered under the Securities Act of 1933, as amended.

Gossamer also expects to grant the underwriters of the common stock offering a 30-day option to purchase up to an additional 15% of the shares of common stock offered, and expects to grant the underwriters of the convertible senior notes offering a 13-day option to purchase up to an additional 15% of the aggregate principal amount of notes offered solely to cover over-allotments.

The notes will be senior, unsecured obligations of Gossamer and will accrue interest payable semi-annually in arrears and will mature on June 1, 2027 unless earlier repurchased, redeemed or converted. The notes will be convertible into cash, shares of Gossamer’s common stock or a combination thereof, at Gossamer’s election. The interest rate, conversion rate and other terms of the notes will be determined at the time of pricing of the offering of the notes.

Gossamer intends to use the combined net proceeds of the offerings to fund research and development of its product candidates and development programs and for working capital and general corporate purposes.

BofA Securities and SVB Leerink are acting as joint book-running managers for the common stock offering.

BofA Securities, SVB Leerink and Piper Sandler are acting as joint book-running managers for the convertible senior notes offering.

The offerings are subject to market and other conditions, and there can be no assurance as to whether or when the offerings may be completed, or as to the actual size or terms of the offerings.  The closing of each offering is not contingent on the closing of the other offering.

The securities described above are being offered by Gossamer pursuant to a shelf registration statement filed by Gossamer with the Securities and Exchange Commission (“SEC”) that became automatically effective upon filing.  Each offering is being made only by means of a separate prospectus supplement and the related prospectus relating to such offering that will be filed with the SEC. Copies of the applicable prospectus supplement and related prospectus relating to each offering may be obtained from BofA Securities, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte, NC 28255-0001, Attention: Prospectus Department, or by email at dg.prospectus_requests@bofa.com or from SVB

Leerink LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, or by telephone at 1-800-808-7525, ext. 6218, or by email at syndicate@svbleerink.com; or, with respect to the  convertible senior notes offering, from Piper Sandler & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, or by telephone at 1-800-747-3924 or by email at prospectus@psc.com.  You may also obtain these documents free of charge when they are available by visiting EDGAR on the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor will there be any sale of these securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Gossamer Bio

Gossamer Bio is a clinical-stage biopharmaceutical company focused on discovering, acquiring, developing and commercializing therapeutics in the disease areas of immunology, inflammation and oncology. Its goal is to be an industry leader in each of these therapeutic areas and to enhance and extend the lives of patients suffering from such diseases.

Forward-Looking Statements

Gossamer cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on Gossamer’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding the completion, timing and size of the offerings and the anticipated use of proceeds therefrom, and the grant of the options to purchase additional shares and notes. Such forward-looking statements involve substantial risks and uncertainties that could cause our actual results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Gossamer that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Gossamer’s business, including, without limitation: the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed public offerings, as well as the risks and uncertainties inherent in Gossamer’s business described in its prior press releases and filings with the SEC, including under the heading “Risk Factors” in Gossamer’s annual report on Form 10-K, quarterly report on Form 10-Q and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Gossamer undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof, except as required by law. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Gossamer Bio:

For Investors and Media:

Bryan Giraudo

Gossamer Bio Investor Relations

ir@gossamerbio.com

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